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                                 AMERICAN FUNDS

                          FUND PARTICIPATION AGREEMENT

THIS AGREEMENT is entered into as of this 16th day of March, 1999 among HARTFORD LIFE INSURANCE COMPANY ("HL), HARTFORD LIFE AND ANNUITY INSURANCE COMPANY ("HL&A") (collectively, HL and HL&A may hereinafter be referred to as "Hartford"), both life insurance companies organized under the laws of the State of Connecticut, AMERICAN VARIABLE INSURANCE SERIES ("Series"), an open-end management investment company organized under the laws of the Commonwealth of Massachusetts, and CAPITAL RESEARCH AND MANAGEMENT COMPANY ("CRMC"), a corporation organized under the laws of the State of Delaware, and having a business address of 333 South Hope Street, Los Angeles, California 90071.

                                  WITNESSETH:

WHEREAS, Hartford proposes to issue to the public, now and in the future, certain multi-manager variable annuity contracts ("Contracts");

WHEREAS, Hartford has established one (1) or more separate accounts ("Account") for the purposes of issuing the Contracts and has or will register the Account with the United States Securities Exchange Commission ("the SEC") as an unit investment trust under the Investment Company Act of 1940 ("the 1940 Act") and pursuant to the Connecticut Insurance Code;

WHEREAS, the Series has received a "Mixed and Shared Funding Order" from the SEC granting relief from the certain provisions of the 1940 Act and the rules thereunder to the extent necessary to permit shares of the Series to be sold to variable annuity and life insurance separate accounts of unaffiliated insurance companies;

WHEREAS, the Series is divided into various funds ("Funds"), each Fund being subject to certain fundamental investment policies which may not be changed without a majority vote of the shareholders of such Fund;

WHEREAS, certain Funds will serve as the underlying investment medium for the Contracts; and

WHEREAS, CRMC is the investment adviser for the Series

NOW THEREFORE, in consideration of the foregoing and of mutual covenants and conditions set forth herein and for other good and valuable consideration, Hartford, the Account, the Series and CRMC hereby agree as follows:

1. The Series and CRMC each represents and warrants to Hartford that: (i) a registration statement under the Securities Act of 1933 ("1933 Act") and under the 1940 Act with respect to the Series has been filed with the SEC in the form previously delivered to Hartford, and copies of any and all amendments thereto will be forwarded to Hartford at the time that they

                                              FINAL FUND PARTICIPATION AGREEMENT


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are filed with the SEC; (ii) the Series is, and shall be at all times while this
Agreement is in force, lawfully organized, validly existing, and properly qualified as an open-end management investment company in accordance with the laws of the Commonwealth of Massachusetts; and (iii) the Series registration statement and any further amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the 1933 Act and the 1940 Act, and the rules and regulations of the SEC thereunder, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Series by Hartford expressly for use therein.

2. The Series will furnish to Hartford such information with respect to the Series in such form and signed by such of its officers as Hartford may reasonably request, and will warrant that the statements therein contained when so signed will be true and correct. The Series will advise Hartford immediately of: (a) any request by the SEC (i) for amendment of the registration statement relating to the Series or (ii) for additional information; (b) the issuance by the SEC of any stop order suspending the effectiveness of the registration statement of the Series or the initiation of any proceeding for that purpose;
(c) the institution of any proceeding, investigation or hearing involving the offer or sale of the Contracts or the Series of which it becomes aware; or (d) the happening of any material event, if known, which makes untrue any statement made in the registration statement of the Series or which requires the making of a change therein in order to make any statement made therein not misleading.

3. The Series will use best efforts to register for sale under the 1933 Act and, if required, under state securities laws, such additional shares of the Series as may reasonably be necessary for use as the funding vehicle for the Contracts.

4. The Series agrees to make Class 1 and Class 2 shares of all of its Funds available to the Contract. To the extent Hartford uses Class 2 shares, it will be entitled to a fee from the Series of .25% per annum of Class 2 assets attributable to the Contracts to offset Contract marketing expenses for as long as the Series' Rule 12b-1 plan remains in effect. Fund shares to be made available to Accounts for the Contracts shall be sold by the Series and purchased by Hartford for a given Account at the net asset value (without the imposition of a sales load) next computed after receipt of each order by the Series or its designee, as established in accordance with the provisions of the then current prospectus of the Series. For purposes of this Paragraph 4, HL and HL&A each shall be a designee of the Series for receipt of such orders from each Account, and receipt by such designee by 4:00 p.m. Eastern time shall constitute receipt by the Series; provided that the Series receives notice of such order by 9:30 a.m. Eastern time on the following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange ("NYSE") is open for trading and on which the Series calculates its net asset value pursuant to the rules of the SEC. The Series will make its shares available indefinitely for purchase at the applicable net asset value per share by each Company and its Accounts on those days on which the Series calculates its net asset value pursuant to the rules of the SEC, and the Series shall use its best efforts to calculate such net asset value on each day on which the NYSE

                                              FINAL FUND PARTICIPATION AGREEMENT

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is open for trading. The Series shall make the net asset value per share for each of the Funds available to HL and/or HL&A on a daily basis as soon as reasonably practical after the Series calculates its net asset value per share, and the Series shall use its best efforts to make such net asset value per share available by 6:30 p.m. Eastern time. The Series, and its investment adviser, CRMC, are responsible for maintaining net asset values for the Funds in accordance with the requirements of the 1940 Act and its current prospectus. Shares of particular Funds shall be ordered in such quantities and at such times as determined by Hartford to be necessary to meet the requirements of the Contracts. Orders or payments for shares purchased will be sent promptly to the Series and will be made in federal funds transmitted by wire.

The Series reserves the right to temporarily suspend sales if the Board of Trustees of the Series deems it appropriate and in the best interests of the Series or in response to the order of an appropriate regulatory authority.

5. The Contracts funded through the Account will provide for the allocation of net amounts among certain subaccounts for investment in such shares of the Funds as may be offered from time to time in the Contracts. The selection of the particular subaccount is to be made by the Contract owner and such selection may be changed in accordance with the terms of the Contracts.

6. Transfer of the Series' shares will be by book entry only. No stock certificates will be issued to the Account. Shares ordered from a particular Fund will be recorded by the Series as instructed by HL or HL&A in an appropriate title for the corresponding Account or subaccount.

7. The Series shall furnish notice promptly to Hartford of any dividend or distribution payable on any shares underlying subaccounts. HL and HL&A hereby elect to receive all such dividends and distributions as are payable on shares of a Fund recorded in the title for the corresponding subaccount in additional shares of that Fund. The Series shall notify Hartford of the number of shares so issued. HL and HL&A each reserve the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.

8. The Series shall redeem its shares in accordance with the terms of its then current prospectus. For purposes of this Paragraph 8, HL and HL&A each shall be a designee of the Series for receipt of requests for redemption from each Account, and receipt by such designee by 4:00 p.m. Eastern time shall constitute receipt by the Series; provided that the Series receives notice of such request for redemption by 9:30 a.m. Eastern time on the following Business Day. HL and HL&A each shall purchase and redeem the shares of Funds offered by the then current prospectus of the Series in accordance with the provisions of such prospectus.

9. The Series shall pay all expenses incidental to its performance under this Agreement. The Series shall see to it that all of its shares are registered and authorized for issue in accordance with applicable federal and state laws prior to their purchase for the Account. The Series shall bear the expenses for the cost of registration of its shares, preparation of prospectuses to be sent to existing Contract owners, proxy materials and reports, the printing and distribution

                                              FINAL FUND PARTICIPATION AGREEMENT

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of such items to each Contract owner who has allocated net amounts to any
Subaccount, the preparation of all statements and notices required from it by any federal or state law, and taxes on the issue or transfer of the Series' shares subject to this Agreement. The Series will provide Hartford, at least once a year, with enough copies of its Statement of Additional Information to be able to distribute one (1) to each Contract owner or prospective Contract owner who requests such Statement of Additional Information.

10. Hartford shall bear the expenses for the cost of preparation and delivery of Series prospectuses to be sent to prospective Contract owners. The Series shall provide, at its expense, such documentation (in camera ready or other mutually agreeable form) and other assistance as is reasonably necessary in order for Hartford once each year (or more frequently if the prospectus for the Series is amended) to have the prospectus or prospectuses for the Contracts and the Series prospectus printed together in one (1) or more documents (such printing to be done at Hartford's expense).

11. Hartford represents and warrants to the Series that any information furnished in writing by Hartford to the Series for use in the registration statement of the Series will not result in the registration statement's failing to conform in all respects to the requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder or containing any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

12. Hartford and its affiliates shall make no representations concerning the Series' shares except those contained in the then current prospectus of the Series, in such printed information subsequently issued on behalf of the Series or other funds managed by CRMC as supplemental to the appropriate fund prospectus or in materials approved by AFD, as provided in the Business Agreement in effect among Hartford, AFD, and CRMC dated March 4, 1999 ("Business Agreement").

13. Shares of the Series may be offered to separate accounts of various insurance companies in addition to Hartford. No shares of the Series shall be sold to the general public in contravention of Section 817 of the Internal Revenue Code of 1986 as amended and the regulations thereunder ("Section 817").

14. The parties to this Agreement recognize that due to differences in tax treatment or other considerations, the interests of various Contract owners participating in one or more Funds might, at some time, be in conflict. Each party shall report to the other party any potential or existing conflict of which it becomes aware. The Board of Trustees of the Series shall promptly notify Hartford of the existence of irreconcilable material conflict and its implications. If such a conflict exists, Hartford will, at its own expense, take whatever action it deems necessary to remedy such conflict; in any case, Contract owners will not be required to bear such expenses.

5. The Series agrees to comply with the diversification requirements of Section 817.

                                              FINAL FUND PARTICIPATION AGREEMENT

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16.  Hartford agrees to indemnify and hold the Series harmless against, any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) which the Series may be subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arising as a result of Hartford's
(a) making untrue statements of material facts or omitting material facts in the registration statement, prospectus or sales literature; (b) making untrue statements of material facts that the Series includes in their materials, provided the Series relies on information supplied by Hartford; (c) unlawful conduct by Hartford with respect to the sale of the Contracts or Fund shares; and (d) breaching this Agreement or a representation or warranty.

17. The Series and CRMC each agrees to indemnify and hold Hartford harmless against, any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) which Hartford may be subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arising as a result of the Series', or CRMC's (a) making untrue statements of material facts or omitting material facts in the registration statement, prospectus or sales literature; (b) making untrue statements of material facts that the Series includes in their materials, provided Hartford relies on information supplied by the Series; (c) unlawful conduct by the Series with respect to the sale of the Contracts or Fund shares; and (d) breaching this Agreement or a representation or warranty.

18. Hartford shall be responsible for assuring that the Account calculates pass-through voting privileges of Contract owners in a manner consistent with the method of calculating pass-through voting privileges set forth in the current Contract.

19. The parties understand that there is no intention to create a joint venture in the subject matter of this Agreement. Accordingly, the right to terminate this Agreement and to engage in any activity not inconsistent with this Agreement is absolute. This Agreement will terminate:

       (i) By any party at any time upon two (2) years' written notice to the other parties; provided, however, that such notice may be given only after June 30, 2004; or

          at the option of Hartford or the Series upon ten (10) calendar days' prior written notice to the other party if a final non-appealable administrative or judicial decision is entered against the other party which has a material impact on the Contracts;

          at the option of Hartford, upon ten (10) calendar days' prior written notice, if shares of the Series are not reasonably available;

          at the option of Hartford, immediately upon written notice, if the Series or CRMC fails to meet the requirements for either diversification under Section 817 or registered investment company status or if the Board of the

                                              FINAL FUND PARTICIPATION AGREEMENT

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          Series terminates the Class 2 Plan of Distribution pursuant to Rule
          12b-1 under the 1940 Act; or

       (v) in the event the Series' shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as an underlying investment for the Contracts issued or to be issued by Hartford; in such event prompt notice shall be given by Hartford or the Series to the other party.

The effective date for termination pursuant to any notice given under this Paragraph shall be calculated beginning with the date of receipt of such notice.

20. All notices, consents, waivers, and other communications under this Agreement must be in writing, and will be deemed to have been duly received (a) when delivered by hand (with written confirmation of receipt), (b) when sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) the day after it is sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

  IF TO HARTFORD:

  Hartford Life Insurance Company
  Hartford Life and Annuity Insurance Company
  200 Hopmeadow Street
  Simsbury, CT 06089
  Attention: Stephen Joyce, Vice President Investment Product Sales Facsimile No.: 860-843-3550

  WITH A COPY TO:

  Hartford Life Insurance Company
  Hartford Life and Annuity Insurance Company
  200 Hopmeadow Street
  Simsbury, CT 06089
  Attention: Lynda Godkin, Senior Vice President, General Counsel and Secretary Facsimile No.: 860-843-8665

  IF TO SERIES:

  American Variable Insurance Series
  333 S. Hope Street, 55th Floor
  Los Angeles, California 90071
  Attention: Michael J. Downer, Vice President
  Facsimile No.: 213-486-9041

                                              FINAL FUND PARTICIPATION AGREEMENT

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  WITH A COPY TO:

  Capital Research and Management Company
  333 S. Hope Street, 55th Floor
  Los Angeles, California 90071
  Attention: Kenneth R. Gorvetzian, Vice President and Senior Counsel, Fund Business Management Group
  Facsimile No.: 213-486-9041

  IF TO CRMC:

  Capital Research and Management Company
  333 S. Hope Street, 55th Floor
  Los Angeles, CA 90071
  Attention: Michael J. Downer, Senior Vice President and Legal Counsel, Fund Business Management Group, and Secretary
  Facsimile No.: 213-486-9041

  WITH A COPY TO:

  Capital Research and Management Company
  333 S. Hope Street, 55th Floor
  Los Angeles, California 90071
  Attention: Kenneth R. Gorvetzian, Vice President and Senior Counsel, Fund Business Management Group
  Facsimile No.: 213-486-9041

21. If this Agreement terminates, any provision of this Agreement necessary to the orderly windup of business under it will remain in effect as to that business, after termination.

22. If this Agreement terminates, the Series, at Hartford's option, will continue to make additional shares of the Series available for all existing Contracts as of the effective date of termination (under the same terms and conditions as were in effect prior to termination of this Agreement with respect to existing Contract owners), unless the Series liquidates or applicable laws prohibit further sales. Hartford agrees not to redeem shares unless legitimately required to do so according to a Contract owner's request or under an order from the SEC.

23. The obligations of the Series under this Agreement are not binding upon any of the Trustees, officers, employees, or shareholders (except CRMC if it is a shareholder) of the Series individually, but bind only the Series' assets. When seeking satisfaction for any liability of the Series in respect of this Agreement, Hartford and the Account agree not to seek recourse against said Trustees, officers, employees, or shareholders, or any of them, or any of their personal assets for such satisfaction. Notwithstanding the foregoing, if Hartford seeks satisfaction for any liability of the Series in respect of this Agreement, Hartford and the Account may seek recourse against CRMC.

24. This Agreement shall be construed in accordance with the laws of the State of New York.

                                              FINAL FUND PARTICIPATION AGREEMENT

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25.  This Agreement and the parties' rights, duties, and obligations under this
Agreement are not transferable or assignable by any of them without the express, prior written consent of the other party hereto. Any attempt by a party to transfer or assign this Agreement or any of its rights, duties or obligations under this Agreement without such consent is void.

26.  The following Paragraphs shall survive any termination of this Agreement:
4, 16, 17, 20, 21-26.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested as of the date first above written.

                                HARTFORD LIFE INSURANCE COMPANY
                                (ON BEHALF OF THE ACCOUNT AND ITSELF)

                                By:    [ILLEGIBLE]
                                       --------------------------------------
Attest:   [ILLEGIBLE]           Its:   Senior Vice President

                                HARTFORD LIFE AND ANNUITY INSURANCE
                                COMPANY

                                By:    [ILLEGIBLE]
                                       --------------------------------------
Attest:   [ILLEGIBLE]           Its:   Senior Vice President

                                AMERICAN VARIABLE INSURANCE SERIES

                                By:    /s/ Michael Downer
                                       --------------------------------------
Attest:   [ILLEGIBLE]           Its:   Vice President

                                CAPITAL RESEARCH AND MANAGEMENT
                                COMPANY

                                By:    /s/ Michael Downer
                                       --------------------------------------
Attest:   [ILLEGIBLE]           Its:   Senior Vice President, Fund Business
                                       Management Group, Legal Counsel and
                                       Secretary

                                              FINAL FUND PARTICIPATION AGREEMENT

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                              AMENDMENT #1 TO THE
                          FUND PARTICIPATION AGREEMENT

The Fund Participation Agreement (the "Agreement"), dated March 16, 1999, by and among Hartford Life Insurance Company ("HL"), Hartford Life and Annuity Insurance Company ("HLA") (collectively HL and HLA may hereinafter be referred to as "Hartford"), American Funds Insurance Series (formerly known as American Variable Insurance Series) ("Series") and Capital Research Management Company ("CRMC") is hereby amended as follows:

1.  The Agreement is amended to include the following:

27. Notwithstanding anything possibly to the contrary in the Agreement or any Rule 22c-2 Shareholder Information Agreement entered into by the parties, the Series agrees that the actions of a Contract owner selecting or deselecting a Company sponsored dynamic or static asset allocation model no more than 12 times per year (and the resulting transactions in the underlying Funds) shall not constitute frequent trading as described in the Series prospectus or the Rule 22c-2 Shareholder Information Agreement. Except as provided herein, the Rule 22c-2 Shareholder Information Agreement shall remain in full force and effect.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: May 1, 2008

HARTFORD LIFE INSURANCE COMPANY          AMERICAN FUNDS INSURANCE SERIES (FKA
                                         AMERICAN VARIABLE INSURANCE SERIES)

By its authorized officer,               By its authorized officer,

By:    /s/ Robert Arena                  By:    /s/ Steven I. Koszalka
       --------------------------------         ----------------------------------
Name:  Robert Arena                      Name:  Steven I. Koszalka
Its:   Senior Vice President             Its:   Secretary
Date:  4/29/08                           Date:

                                               Approved for Signature
                                               by CRMC Legal Dept.    WRB

HARTFORD LIFE AND ANNUITY INSURANCE      CAPITAL RESEARCH AND MANAGEMENT COMPANY
COMPANY

By its authorized officer,               By its authorized officer,

By:    /s/ Robert Arena                  By:    /s/ Michael J. Downer
       --------------------------------         ----------------------------------
Name:  Robert Arena                      Name:  Michael J. Downer
Its:   Senior Vice President             Its:   Vice President and Secretary
Date:  4/29/08                           Date:  5/2/2008

                                               Approved for Signature
                                               by CRMC Legal Dept.    WRB